Exhibit 3.41

[LOGO]	DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Jacobs Pinon Plaza Entertainment, Inc.

2.	Resident Agent	The Corporation Trust Company of Nevada
	Name and Street	Name
	Address:	6100 Neil Road, Suite 500		Reno		NEVADA	89511
	(must be a Nevada address	Street Address		City			Zip Code
where process may be
	served)	Optional Mailing Address		City		State	Zip Code

3.	Shares:
(number of shares
	corporation	Number of shares				Number of shares
	authorized to issue	with par value:	1000	Par value: $	0.00	without par value:	1000

4.	Names &	1. Jeffrey P. Jacobs
	Addresses,	Name
	of Board of	17301 West Colfax Avenue, Suite 250		Denver		CO	80401
	Directors/Trustees:	Street Address		City		State	Zip Code
(attach additional page
	there is more than 3	2.
	directors/trustees)	Name

		Street Address		City		State	Zip Code

3.
Name

		Street Address		City		State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see Instructions)	any lawful purpose

6.	Names, Address	Samuel E. Wing		/s/ Samuel E. Wing
	and Signature of	Name				Signature
Incorporator.
	(attach additional page	1625 Broadway, Sixteenth Floor		Denver		CO	80202
	there is more than 1	Address		City		State	Zip Code
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
	Resident Agent:	/s/ [ILLEGIBLE]					11/2/05
		Authorized Signature of R. A. or On Behalf of R. A. Company				Date

This form must be accompanied by fees. See attached fee schedule.